UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2010

U.S. Natural Nutrients & Minerals, Inc.

(formerly known as America’s Driving Ranges, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

375 N. Stephanie St. Bldg. 2 Ste. 211, Henderson, NV		89014

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  702-888-1450 Ext. 281

78-365 Highway 111, #287, La Quinta, CA 92253

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBITS INDEX

Item 5.02  Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On January 19, 2010, the board of directors of U.S. Natural Nutrients & Minerals, Inc. (the “Company”, “us”, “we”, “our”) approved the appointment of Gary Ketelsen to serve as an additional director of the Company with immediate effect.

Biographical Information:

Gary Ketelsen (62)

Mr. Ketelsen has been a director of the Company since January 2010.  Since 1997 he has been engaged in sales, marketing and business development consulting to various software and internet start-up companies in the San Francisco Bay Area and has served as a senior financial and business advisor to a rose growing business in Southern California.  From 1993 to 1997, he served as President and CEO, Alien Sport, Inc.  He had previously been involved in senior sales management at Oracle Corporation, Verity, Information Builders, Data General and Tymshare.  He has a B.S.  Engineering from the University of California Los Angeles

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements

None.

(d) Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. NATURAL NUTRIENTS AND MINERALS, INC.

/S/ James Harrison

By:________________________

Name:

James Harrison

Title:

President

Dated:

February 10, 2010